Exhibit 99.1

Academy Sports + Outdoors Reports First Quarter Fiscal 2026 Results

First Quarter Sales Growth of 6.7%; Comparable Sales Growth of 2.9%

eCommerce Sales Increase of 17.4%

New Stores Comp Positive High Single Digits

First Quarter Diluted GAAP EPS of $0.80; up 17.6%; Adjusted EPS of $0.93; up 22.4%

Opened Two New Stores in Ohio and Oklahoma

Company Raises Guidance Based on First Quarter Performance

KATY, TEXAS (Globe Newswire — June 9, 2026) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) (“Academy” or the “Company” ) today announced its financial results for the first quarter ended May 2, 2026.

“We were pleased with the continued improvement in our results in Q1, with total sales up 6.7%, driven by increases in both traffic and average ticket," said Steve Lawrence, Chief Executive Officer. "Based on our Q1 performance, we are raising the low end of our full-year guidance. While we expect inflationary pressures to continue impacting consumer spending for the remainder of the year, our goal is to build on the momentum in our business. We plan to accomplish this by methodically executing against our long-range strategies as we continue to offer customers compelling assortments at outstanding values.”

First Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	May 2, 2026	May 3, 2025%
Net sales	$1,442.0	$1,351.4	6.7%
Comparable sales	2.9%	(3.7)%
Income before income tax	$68.9	$63.0	9.4%
Net income	$52.7	$46.1	14.3%
Adjusted net income (1)	$61.2	$51.6	18.6%
Earnings per common share, diluted	$0.80	$0.68	17.6%
Adjusted earnings per common share, diluted(1)	$0.93	$0.76	22.4%
(1) Adjusted net income and adjusted earnings per common share (EPS), diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Thirteen Weeks Ended		Change
Balance Sheet ($ in millions)	May 2, 2026	May 3, 2025%
Cash and cash equivalents	$337.8	$285.1	18.5%
Merchandise inventories, net(1)	$1,654.4	$1,560.0	6.1%
Long-term debt, net	$480.3	$482.2	(0.4)%
(1) As of May 2, 2026 inventory per store was down 6.8% in units and down 0.8% in dollars.

	Thirteen Weeks Ended		Change
Capital Allocation ($ in millions)	May 2, 2026	May 3, 2025%
Share repurchases (1)	$99.3	$99.9	(0.6)%
Dividends paid	$9.6	$8.7	10.3%
(1) Includes excise tax fees of $0.8 million and $0.9 million for the thirteen weeks ended May 2, 2026 and May 3, 2025, respectively.

Subsequent to the end of the first quarter, Academy announced that its Board of Directors on June 4, 2026 declared a quarterly cash dividend with respect to the quarter ended May 2, 2026, of $0.15 per share of common stock. The dividend is payable on July 16, 2026, to stockholders of record as of the close of business on June 18, 2026.

New Store Openings
Academy opened two new stores during the first quarter, bringing its total to 324 locations. The Company plans to open three stores during the second quarter, with the remaining 15-20 to be opened in the second half of fiscal 2026.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the period	Number of stores opened during the period	Number of stores closed during the period	Total stores open at end of period
1st Quarter 2025	298	5	—	303
FY 2025	298	24	—	322
1st Quarter 2026	322	2	—	324

Time Frame	Total gross square feet open at beginning of the period(1)	Gross square feet for stores opened during the period(1)	Gross square feet for stores closed during the period	Total gross square feet at the end of the period(1)
1st Quarter 2025	20,604	275		20,879
FY 2025	20,604	1,321	—	21,925
1st Quarter 2026	21,925	112	—	22,037
(1) Figures in thousands

2026 Outlook

“The first quarter got off to a good start, and we delivered a 6.7% increase in sales, a 14.2% increase in free cash flow, a 14.3% increase in net income, and a 17.6% increase in GAAP EPS,” said Carl Ford, Executive Vice President and Chief Financial Officer. “We remain prudent about the macroenvironment and the updated fiscal 2026 guidance range reflects our belief that the consumer will remain under pressure for the duration of 2026. We're confident that our strategies will allow us to serve this consumer and deliver value to shareholders.”

Academy is providing the following updated guidance for fiscal 2026 (i.e., year ending January 30, 2027), as compared to the original guidance given on March 17, 2026. This guidance takes into account various factors, both internal and external, such as the expected benefits of the Company's growth initiatives, current consumer demand, the competitive environment, and potential impacts from inflation and other economic risks; actual results may differ materially.

	Original Fiscal 2026 Guidance		Updated Fiscal 2026 Guidance			change (at midpoint)
(in millions, except per share amounts)	Low end	High end	Low end	High end	2025 Actuals	vs. 2025
Net sales	$6,175	$6,355	$6,230	$6,355	$6,053	4.0%

Sales Growth	2.0%	5.0%	3.0%	5.0%	2.0%	100.0%

Comparable sales (1)	(1.0)%	2.0%	—%	2.0%	(1.5)%	166.7%

Gross margin rate	34.5%	35.0%	34.5%	35.0%	34.8%	—%

GAAP net income	$380	$415	$390	$415	$377	6.8%

Adjusted net income (2)	$410	$445	$420	$445	$393	10.1%

GAAP earnings per common share, diluted	$5.65	$6.15	$5.95	$6.35	$5.54	11.0%

Adjusted earnings per common share, diluted (2)	$6.10	$6.60	$6.40	$6.80	$5.78	14.2%

Diluted weighted average common shares	67	67	66	66	~68	(3.0)%

Capital Expenditures	$200	$240	$200	$240	$213	3.3%

Adjusted free cash flow (2), (3)	$250	$300	$250	$300	$263	4.6%

The earnings per share estimates do not include any potential future share repurchases and assume a tax rate of 22.0% to 23.0%.

(1) We define comparable sales as the percentage of period-over-period net sales increase or decrease, in the aggregate, for stores open after thirteen full fiscal months, as well as for all ecommerce sales.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results and related matters. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13760700

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy's mission is to provide "Fun for All" and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy's product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Non-GAAP Measures
Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended January 31, 2026 (the "Annual Report"), filed on March 17, 2026 and our Quarterly Report for the thirteen weeks ended May 2, 2026 to be filed on June 10, 2026 ("the Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,", "anticipate," “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2026 outlook under the caption "2026 Outlook," the Company's strategic plans and financial objectives, including the implementation of such plans, the growth of the Company's business and operations, including the opening of new stores and the expansion into new markets, the Company's payment of dividends, including the timing and the amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and future financial condition are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and in higher interest rates, trade policy changes or additional tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report, under the caption "Part 1A. Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6615
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	May 2, 2026	Percentage of Sales (1)	May 3, 2025	Percentage of Sales (1)
Net sales	$1,442,003	100.0%	$1,351,409	100.0%
Cost of goods sold	962,655	66.8%	892,540	66.0%
Gross margin	479,348	33.2%	458,869	34.0%
Selling, general and administrative expenses	404,693	28.1%	389,604	28.8%
Operating income	74,655	5.2%	69,265	5.1%
Interest expense, net	8,988	0.6%	9,044	0.7%
Other income, net	3,222	0.2%	2,807	0.2%
Income before income taxes	68,889	4.8%	63,028	4.7%
Income tax expense	16,186	1.1%	16,944	1.3%
Net income	$52,703	3.7%	$46,084	3.4%

Earnings Per Common Share:
Basic	$0.82		$0.69
Diluted	$0.80		$0.68

Weighted Average Common Shares Outstanding:
Basic	64,432		67,122
Diluted	65,945		68,170
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	May 2, 2026	January 31, 2026	May 3, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$337,810	$330,320	$285,104
Accounts receivable - less allowance for doubtful accounts of $1,209, $1,792 and $2,584, respectively	17,671	34,755	16,869
Merchandise inventories, net	1,654,429	1,503,756	1,560,035
Prepaid expenses and other current assets	93,249	82,457	59,757
Assets held for sale	2,957	2,957	—
Total current assets	2,106,116	1,954,245	1,921,765

PROPERTY AND EQUIPMENT, NET	602,768	584,103	551,184
RIGHT-OF-USE ASSETS	1,290,110	1,234,246	1,210,516
TRADE NAME	579,860	579,766	579,165
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	62,826	62,756	55,873
Total assets	$5,503,600	$5,277,036	$5,180,423

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$826,338	$637,854	$849,554
Accrued expenses and other current liabilities	274,857	243,908	272,362
Current lease liabilities	152,001	147,491	137,979
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,256,196	1,032,253	1,262,895

LONG-TERM DEBT, NET	480,320	480,793	482,209
LONG-TERM LEASE LIABILITIES	1,315,590	1,261,167	1,210,095
DEFERRED TAX LIABILITIES, NET	299,309	300,654	255,912
OTHER LONG-TERM LIABILITIES	31,219	30,792	22,080
Total liabilities	3,382,634	3,105,659	3,233,191

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 63,507,116; 64,945,953 and 66,466,377 issued and outstanding as of May 2, 2026, January 31, 2026 and May 3, 2025, respectively.	635	649	662
Additional paid-in capital	254,512	256,351	244,388
Retained earnings	1,865,819	1,914,377	1,702,182
Stockholders' equity	2,120,966	2,171,377	1,947,232
Total liabilities and stockholders' equity	$5,503,600	$5,277,036	$5,180,423

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,703	$46,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,757	30,150
Non-cash lease expense	3,068	12,665
Equity compensation	11,100	7,542
Amortization of deferred loan and other costs	646	649
Deferred income taxes	(1,345)	(903)
Changes in assets and liabilities:
Accounts receivable, net	17,084	(110)
Merchandise inventories, net	(150,673)	(251,195)
Prepaid expenses and other current assets	(10,793)	35,863
Other noncurrent assets	(438)	(4,566)
Accounts payable	177,965	231,762
Accrued expenses and other current liabilities	12,782	24,848
Income taxes payable	17,323	16,322
Other long-term liabilities	427	8,361
Net cash provided by operating activities	160,606	157,472

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38,903)	(50,830)
Purchases of intangible assets	(94)	(158)
Net cash used in investing activities	(38,997)	(50,988)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Term Loan	(750)	(750)
Repurchase of common stock for retirement	(98,412)	(99,031)
Proceeds from exercise of stock options	715	1,516
Taxes paid related to net share settlement of equity awards	(6,026)	(3,328)
Dividends paid	(9,646)	(8,716)
Net cash used in financing activities	(114,119)	(110,309)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,490	(3,825)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	330,320	288,929
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$337,810	$285,104

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands)

Adjusted EBIT
We define “Adjusted EBIT” as net income (loss) before interest expense, net, income tax expense and other adjustments included in the table below. We describe these adjustments reconciling net income (loss) to Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net income	$52,703	$46,084
Interest expense, net	8,988	9,044
Income tax expense	16,186	16,944
Equity compensation (a)	11,100	7,542
Adjusted EBIT	$88,977	$79,614

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share

We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net income	$52,703	$46,084
Equity compensation (a)	11,100	7,542
Tax effects of these adjustments (b)	(2,584)	(2,029)
Adjusted Net Income	$61,219	$51,597

Earnings per common share:
Basic	$0.82	$0.69
Diluted	$0.80	$0.68
Adjusted earnings per common share:
Basic	$0.95	$0.77
Diluted	$0.93	$0.76
Weighted average common shares outstanding:
Basic	64,432	67,122
Diluted	65,945	68,170

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)	Represents the estimated tax effect of the total adjustments made to arrive at Adjusted Net Income.
Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 31, 2027	Fiscal Year Ending January 31, 2027
Net Income	$390	$415
Equity compensation (a)	30	30
Adjusted Net Income	$420	$445

Earnings Per Common Share, Diluted	$5.95	$6.35
Equity compensation (a)	0.45	0.45
Adjusted Earnings Per Common Share, Diluted	$6.40	$6.80

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. These amounts are also tax affected.

Adjusted Free Cash Flow

We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net cash provided by operating activities	$160,606	$157,472
Net cash used in investing activities	(38,997)	(50,988)
Adjusted Free Cash Flow	$121,609	$106,484